UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES
EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 15, 2022

PIXELWORKS, INC.
(Exact name of registrant as specified in its charter)

Oregon	000-30269	91-1761992
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

16760 SW Upper Boones Ferry Rd., Suite 101
Portland, OR 97224
(503) 601-4545
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	PXLW	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company   ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Unless the context otherwise requires, references in this report to “we,” “our” and similar terms refer to Pixelworks, Inc. and its subsidiaries. References to “Company” refer to Pixelworks, Inc., an Oregon corporation and references to “PWSH” are to Pixelworks Semiconductor Technology (Shanghai) Co., Ltd. For purposes of this report, amounts in Renminbi, or RMB, have been translated into U.S. dollars solely for the convenience of the reader. The translations have been made at the conversion rate of RMB 6.787 to U.S. $1.00 effective as of August 17, 2022 (source: State Administration of Foreign Exchange of the People’s Republic of China).

Item 1.01     Entry into a Definitive Material Agreement.

On August 15, 2022, the Company entered into an Equity Transfer Agreement with certain private equity investors based in China (Hainan Qixin Investment Partnership (Limited Partnership) and Suzhou Saixiang Equity Investment Partnership (Limited Partnership)) (collectively, the “Purchasers”). Under this agreement, the Purchasers have agreed to pay to Company, subject to customary closing conditions, certain amounts in USD in exchange for the transfer of a portion of the Company’s equity position in PWSH. More specifically, the Purchasers have agreed to pay Company a total of RMB 87.5 million, converted to USD at closing, in exchange for a portion of the Company’s equity interest in PWSH equal to 2.73%. The price is based on a value of PWSH of RMB 3.2 billion ($471.5 million USD). The Company expects approximately $11.3 million USD in net proceeds. Following the closing, which is expected in September of 2022, the Company would continue to hold 80.87% of PWSH.

The Agreement provides the Purchasers with some additional rights: (1) if there is a change in control of PWSH that closes prior to its filing an application for a listing on the STAR Board of the Shanghai Stock Exchange (the “Listing Application”), each Purchaser would be entitled to a minimum return of 10% on the price they paid for their respective equity interest, payable by Company in cash at the close of the change in control transaction, with such right terminating automatically upon the filing by PWSH of the Listing Application; and (2) Company would cause PWSH to give each Purchaser a right to participate on a pro rata basis in any future financing rounds of PWSH, which right also would expire on the filing of a Listing Application. The process of going public on the STAR Board is a lengthy process that involves several periods of review. There is no guarantee that PWSH will file for or be approved for a listing at any point in the future.

Forward-Looking Statements

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements regarding the sale of a portion of the Company’s equity interest in PWSH to purchasers, including the timing thereof, the expected proceeds and use thereof, and the resulting ownership of PWSH, any future financing activities by PWSH, and the application for a listing on the STAR Board of the Shanghai Stock Exchange. These statements are based on management’s current expectations. Forward-looking statements involve certain risks and uncertainties, and actual results and the timing of events may differ materially from those discussed or implied in any such statement. These risks include, but are not limited to the Company’s ability to execute on its strategy; current global health and economic challenges, including the impact of COVID-19; changes in the requirements for listing on the STAR Market; and other risks related to the Company’s business and operations as are discussed under the heading “Risk Factors” and in other sections of the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 and the Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2022, and in the Company’s other current and periodic reports filed or furnished from time to time with the SEC. All forward-looking statements herein have been made as of the date hereof and are based on information available to the Company as of the date hereof. The Company does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made except as required by law.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description
99.1	Press Release issued by Pixelworks, Inc. dated August 18, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIXELWORKS, INC.
(Registrant)

Dated:	August 18, 2022	/s/ Haley F. Aman
Haley F. Aman Chief Financial Officer